UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

CooperVision, Inc., a subsidiary of The Cooper Companies, Inc. (the “Company”), has agreed to purchase certain assets of Asahikasei Aime Co., Ltd. (“Aime”) from Asahi Kasei Pharma Corporation for a purchase price of approximately $31 million. In the transaction, CooperVision, through its subsidiaries, intends to acquire (i) Aime’s contact lens and lens solution business, including certain employees, with sales of contact lenses totaling approximately $20 million and lens solutions totaling approximately $16 million, both on a trailing 12 month basis; (ii) rights to sell our Biofinity brand of contact lenses in Japan, lenses that currently have regulatory approval for sale, which rights had been retained by Aime; and (iii) the rights to certain manufacturing supply agreements for the supply of certain silicone hydrogel materials used in CooperVision’s Biofinity and Avaira product lines. The Company expects to close the acquisition in December 2010.

Internet addresses are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

ABOUT THE COOPER COMPANIES, INC.

The Cooper Companies, Inc. (www.coopercos.com) is a global medical products company that serves the specialty healthcare market through its subsidiaries CooperVision and CooperSurgical. Corporate offices are in Pleasanton, CA.

CooperVision (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Dedicated to enhancing the contact lens experience for practitioners and patients, CooperVision specializes in lenses for astigmatism, presbyopia and ocular dryness. Headquartered in Pleasanton, CA, it manufactures in: Juana Diaz, Puerto Rico; Norfolk, VA; Rochester, NY; Adelaide, Australia; and Hamble and Hampshire, UK.

CooperSurgical (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products, and surgical instruments and accessories used primarily by gynecologists and obstetricians. CooperSurgical is a leader in the U.S. Ob-Gyn market, and its major manufacturing and distribution facilities are located in Trumbull, CT; Pasadena, CA; and Stafford, TX.

ASAHI KASEI PHARMA CORPORATION

The pharmaceutical and medical devices-related operation of Asahi Kasei Corporation is a specialized, R&D-centered operation, for the launch of new drugs in selected therapeutic fields and investment for innovative therapeutic and medical-related devices and systems.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding our intent to acquire certain assets of Asahikasei Aime Co., Ltd. are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: September 7, 2010